Exhibit 99.1

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]





November 26, 2003






CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-2/A of our report dated November 26, 2003, relating to the Statement of Financial Position of USA REIT Fund LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading Auditors in such Registration Statement.



(SIGNED) "PRICEWATERHOUSECOOPERS LLP"



Chartered Accountants